Exhibit 10.5

Company No. 1891111

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT (AS REVISED)

FREIGHT TECHNOLOGIES, INC.

A Company Limited By Shares

MEMORANDUM AND ARTICLES OF ASSOCIATION

Incorporated on the 28th day of September 2015

Amended and Restated on the 20th day of March 2017, 26th day of October 2020, 20th day of December 2021, 14th day of February 2022, 26th day of May 2022, 13th day of July 2022, 23rd day of March 2023, 30th day of June 2023, 2nd day of February 2024, 12th day of June 2024, 24th day of January 2024, 31st day of January 2025, 27th day of June 2025 and 28th day of October 2025

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF

FREIGHT TECHNOLOGIES, INC.

A Company Limited By Shares

1	NAME

The name of the Company is Freight Technologies, Inc.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company was at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

3.2	The current registered office of the Company is at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.3	The first registered agent of the Company was Start Incorp Services Limited of Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

3.4	The current registered agent of the Company is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.5	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.6	If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

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5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue an unlimited number of Shares divided as follows:

(a)	an unlimited number of ordinary shares with no par value each (each such share being an “Ordinary Share”);

(b)	an unlimited number of series A preferred shares (each such share being a “Series A Preferred Share”), designated as follows:

i.	a maximum of 25,000 series seed preferred shares with a par value of US$0.0001 each (the “Series Seed Preferred Shares”);
ii.	a maximum of 10,000,000 series A1-A preferred Shares with par value of US$0.0001 each (the “Series A1-A Preferred Shares” or the “Series A1 Preferred Shares”);
iii.	a maximum of 3,000,000 series A2 preferred shares with par value of US$0.0001 each (the “Series A2 Preferred Shares”);
iv.	an unlimited number of series A4 preferred shares with par value of US$0.0001 each, (the “Series A4 Preferred Shares”);

(c)	a maximum of 21,000,000 series B preferred shares with a par value of US$0.0001 each (each such share being a “Series B Preferred Shares”); and

(d)	an unlimited number of blank check preferred shares with no par value (each such share being a “Blank Check Preferred Share”).

5.2	Subject to the Memorandum, the Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

5.3	The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the directors from time to time.

6	RIGHTS OF SHARES

6.1	Each Ordinary Share in the Company confers upon the Shareholder:

(a)	the right to one vote on any Resolution of Shareholders;

(b)	subject to the rights of the Shareholders of Series A Preferred Shares as set out in the Schedule, the right to an equal share in any dividend paid by the Company; and

(c)	subject to the rights of the Shareholders of Series A Preferred Shares as set out in the Schedule, the right to an equal share in the distribution of the surplus assets of the Company.

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6.2	Each Series A Preferred Share in the Company confers upon the Shareholder:

(a)	the rights in respect of voting (if any) as are set out at Section 3 of the Schedule;
(b)	the right to convert such Series A Preferred Shares as set out at Section 3 of the Schedule;
(c)	the right in respect of any dividend paid by the Company as set out at Section 3 of the Schedule; and
(d)	the right in respect of a share in the distribution of the surplus assets of the Company as set out at Section 3 of the Schedule.

6.3	Each Series B Preferred Share in the Company confers upon the Shareholder:

(a)	the rights in respect of voting (if any) as are set out at Section 4 of the Schedule;
(b)	the right to convert such Series B Preferred Shares as set out at Section 4 of the Schedule;
(c)	the right in respect of any dividend paid by the Company as set out at Section 4 of the Schedule; and
(d)	the right in respect of a share in the distribution of the surplus assets of the Company as set out at Section 4 of the Schedule.

6.4	The Blank Check Preferred Shares shall have such rights as specified by the board of Directors pursuant to the Resolution of Directors approving the issue of such Blank Check Preferred Shares, and in any such Resolution of Directors the board of Directors shall agree to amend and restate the Memorandum and Articles to fully set out such rights and instruct the registered agent of the Company to file the amended Memorandum and Articles with the Registrar.

7.	REGISTERED SHARES

The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

8.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

8.1	Subject to Sections 3.1 and 4.1 of the Schedule, the Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)	in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders;

(d)	to this Clause 8; or

(e)	to Regulation 22 of the Articles.

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8.2	Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

8.3	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

8.4	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with or senior to such existing Shares.

9	DEFINITIONS AND INTERPRETATION

9.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act (As Revised), as amended from time to time, and includes the BVI Business Companies Regulations (As Revised) and any other regulations made under the Act.

Affiliate means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the specified Person.

Alternate Consideration has the meaning given to it in Section 4.5.6(d) of the Schedule.

Articles means the attached Articles of Association of the Company.

Attribution Parties means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the original issuance date of such Preferred Shares, directly or indirectly managed or advised by the investment manager of a Shareholder of Series A Preferred Shares or Series B Preferred Shares (as appropriate) or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Shareholder of Series A Preferred Shares or Series B Preferred Shares (as appropriate) or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group (as defined by the Exchange Act) together with such Shareholder of Series A Preferred Shares or Series B Preferred Shares (as appropriate) or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with such Shareholder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Shareholder of Series A Preferred Shares or Series B Preferred Shares (as appropriate) and all other Attribution Parties to the Maximum Percentage.

Blank Check Preferred Shares has the meaning given to it in Clause 5.1(d) of the Memorandum.

business day means a weekday on which banks are generally open for business in New York City, New York.

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Buy In has the meaning given to it in Section 4.5.3(d) of the Schedule.

Commission means the United States Securities and Exchange Commission.

Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting securities, by contract, or otherwise.

Conversion Amount means the sum of the Stated Value at issue.

Conversion Date has the meaning given to it in Section 4.5.1 of the Schedule.

Conversion Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Conversion Shares means, collectively, the Ordinary Shares issuable upon conversion of the Series B Preferred Shares in accordance with the terms of the Schedule.

Deemed Liquidation Event has the meaning given to it in Section 3.4.2 of the Schedule.

electronic means actuated by electric, magnetic, electro-magnetic or electro-mechanical energy and ‘by electronic means’ means by any manner capable of being so actuated and shall include email and/or other data transmission service.

Excess Shares has the meaning given to it in Section 3.5.9 of the Schedule.

Exchange Act means the Securities Exchange Act of 1934 Act of the United States.

executed includes any mode of execution.

Fundamental Transaction has the meaning given to it in Section 4.5.6(d) of the Schedule.

July 2022 Amendment Date means July 13, 2022.

Liquidation has the meaning given to it in Section 4.4. of the Schedule.

Liquidity Date means the earliest of the date that (a) a Registration Statement(s) registering for resale all of the Conversion Shares (unless partially waived by a Series B Preferred Shareholder) has been declared effective by the Commission and (b) all of the Underlying Ordinary Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions

Management has the meaning given to it in Section 22 of the Articles.

Maximum Percentage has the meaning given to it in Section 3.5.9 of the Schedule.

Memorandum means this Memorandum of Association of the Company (including, for the avoidance of doubt, the Schedule) as originally registered or as from time to time amended or restated.

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Merger Agreement has the meaning given to it in Section 3.4.3 of the Schedule.

Notice of Conversion has the meaning given to it in Section 4.5.1 of the Schedule.

Ordinary Share Equivalents means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

Original Issue Price has the meaning given to it in Section 3.3 of the Schedule.

Outstanding Share Number has the meaning given to it in Section 3.5.9 of the Schedule.

Payment Distribution has the meaning given to it in Section 4.5.6(c) of the Schedule.

Person or person includes, without limitation, an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, unincorporated association, trusts, the estates of deceased individuals or any other entity or organization.

present in person means, in the case of an individual, that individual or his lawfully appointed attorney being present and, in the case of corporation, being present by duly authorised representative or lawfully appointed attorney and, in relation to meetings, ‘in person’ shall be construed accordingly.

Proscribed Powers means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement; (g) make a declaration of solvency or to approve a liquidation plan; or (h) make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Purchase Rights has the meaning given to it in Section 4.5.6 of the Schedule.

Reference Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Registrar means the Registrar of Corporate Affairs appointed under section 229 of the Act.

Registration Statement means a registration statement filed with the Commission covering the resale of the Conversion Shares by the Series B Preferred Shareholders.

Requisite Holder means the written consent or affirmative vote of the holders of at least a majority of the outstanding Series A Preferred Shares voting together as a single class, which must include Freight Opportunities LLC.

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Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

Resolution of Shareholders means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.

Schedule means the schedule to the Memorandum which forms a part of the same as provided for therein.

Seal means any seal which has been duly adopted as the common seal of the Company.

Securities means shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations.

October 2025 Amendment Date means October 28, 2025, the date on which the Memorandum and articles were amended and restated.

Series A Conversion Price means the Series A1-A Conversion Price, Series A2 Conversion Price and/or Series A4 Conversion Price (as appropriate).

Series A1-A Conversion Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A1-A Original Issue Price has the meaning given to it in Section 3.3 of the Schedule.

Series A2 Conversion Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A2 Original Issue Price has the meaning given to it in Section 3.3 of the Schedule.

Series A4 Conversion Price has the meaning given to it in Section 3.5.1(c) of the Schedule.

Series A4 Conversion Price Floor has the meaning given to it in Section 3.5.1(c) of the Schedule.

Series A4 Original Issue Price has the meaning given to it in Section 3.3 of the Schedule.

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Series A Original Issue Date means the date of the first issuance of any Series A Preferred Shares regardless of the number of transfers of any particular Series A Preferred Shares thereafter, and regardless of the number of certificates which may be issued to evidence such Series A Preferred Shares.

Series A Reference Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A1-A Reference Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A2 Reference Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A4 Reference Price has the meaning given to it in Section 3.5.1(a) of the Schedule.

Series A Preferred Shares has the meaning given to it in Clause 5.1(b) of the Memorandum.

Series B Conversion Price means, as initially in effect, US$1.40, and as previously adjusted and as in effect on the August 2025 Amendment Date, US$_____, subject to further adjustment in accordance with the terms of the Schedule.

Series B Original Issue Date means the date of the first issuance of any Series B Preferred Shares regardless of the number of transfers of any particular Series B Preferred Shares thereafter, and regardless of the number of certificates which may be issued to evidence such Series B Preferred Shares.

Series B Preferred Shares has the meaning given to it in Clause 5.1(c) of the Memorandum.

Series Seed Conversion Price has the meaning given to it in Section 3.5.1(c) of the Schedule.

Series Seed Original Issue Price has the meaning given to it in Section 3.3 of the Schedule.

Share means a share issued or to be issued by the Company, including without limitation, Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Blank Check Preferred Shares.

Share Delivery Date has the meaning given to it in Section 4.5.3(a) of the Schedule.

Shareholder means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares.

Standard Settlement Date has the meaning given to it in Section 4.5.3(a) of the Schedule.

Stated Value means each Series B Preferred Share shall have a par value of US$0.0001 per share as of the July 2022 Amendment Date and a stated value, as initially in effect as of the July 2022 Amendment Date equal to $6.60, and as previously adjusted and as in effect on the August 2025 Amendment Date, equal to US$_____, subject to further adjustment in accordance with the terms of the Schedule.

Stock Exchange means the stock exchange(s) on which Shares are listed from time to time.

Subsidiary means any subsidiary of the Company including any direct or indirect subsidiary of the Company.

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Successor Entity has the meaning given to it in Section 4.5.6(d) of the Schedule.

Trading Day means a day on which the principal Trading Market is open for business.

Trading Market means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

Transfer Agent means Transhare Securities Transfer & Registrar, the current transfer agent of the Corporation with a mailing address of 15500 Roosevelt Blvd., Suite 302, Clearwater, FL 33760, and any successor transfer agent of the Company.

VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares is then quoted on OTCQB or OTCQX and neither are a Trading Market at such time, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares is not then quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Shareholders of a majority in interest of the Preferred Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

9.2	In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of this Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, this Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

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9.3	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

9.4	Any reference to a month shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

9.5	Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

9.6	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

Signed for Start Incorp Services Limited of Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 28th day of September 2015.

Incorporator

………………………

Miles Walton
Authorised Signatory

Start Incorp Services Limited

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Schedule

1.	SCHEDULE

This Schedule forms a part of the Memorandum such that all rights, privileges, restrictions and conditions attaching to the Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares and contained herein are deemed to be set out in full in the Memorandum.

2.	CONFLICT

In the event of any conflict between the provisions of the Memorandum and the Articles, the provisions of the Memorandum and, in particular, this Schedule shall prevail.

3.	SERIES A PREFERRED SHARES

3.1.	Waiver

3.1.1.	[Intentionally Omitted]

3.1.2.	Business Opportunities Regulation

Any amendment to Regulation 22 of the Articles shall require the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting.

3.1.3.	Waiver

Any rights, powers, preferences and other terms of the Series A Preferred Shares in this Schedule, the Memorandum or the Articles, may be waived on behalf of all holders of Series A Preferred Shares by the written consent or affirmative vote of the Requisite Holders.

3.2.	Voting Rights

The Series A Preferred Shares shall not be entitled to vote on any Resolution of Shareholders, except as expressly provided to the contrary in the provisions of the Act or the Schedule.

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3.3.	Dividend Rights

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of shares of the Company (other than dividends on Ordinary Shares payable in Ordinary Shares by way of a bonus share issuance or otherwise) unless (in addition to the obtaining of any consents required elsewhere in this Memorandum and Articles) the holders of the Series A Preferred Shares then outstanding shall simultaneously receive with the Shareholders of Ordinary Shares, a dividend on each outstanding Series A Preferred Shares in an amount at least equal to (i) in the case of a dividend on Ordinary Shares or any class or series that is convertible into Ordinary Shares, that dividend per shares of Series A Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Ordinary Shares and (B) the number of Ordinary Shares issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of Shareholders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Ordinary Shares, at a rate per share of Series A Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series of shares (subject to appropriate adjustment in the event of any share dividend, share split, division, combination or other similar share reorganization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below); provided; that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares of the Company, the dividend payable to the Shareholders of Series A Preferred Shares pursuant to this Section 3.3 shall be calculated based upon the dividend on the class or series of shares that would result in the highest Series A2 Preferred Shares dividend.

The “Series A1-A Original Issue Price” shall mean US$0.47, subject to appropriate further adjustment in the event of any share dividend, share split, division, combination or other similar share reorganization with respect to the Series A1-A Preferred Shares. The “Series A2 Original Issue Price” shall mean US$0.47, subject to appropriate further adjustment in the event of any share dividend, share split, division, combination or other similar recapitalization with respect to the Series A2 Preferred Shares. The “Series A4 Original Issue Price” shall mean $US1.77, subject to appropriate further adjustment in the event of any share dividend, share split, division, combination or other similar share reorganization with respect to the Series A4 Preferred Shares. The “Series Seed Original Issue Price shall mean US$ 16.3974, subject to appropriate further adjustment in the event of any share dividend, share split, division, combination or other similar share reorganization with respect to the Series Seed Preferred Shares (the Series A1-A Original Issue Price, the Series A2 Original Issue Price, the Series A4 Original Issue Price and the Series Seed Original Issue Price shall be collectively referred to herein as the “Original Issue Price”).

3.4.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

3.4.1.	Distribution of Remaining Assets

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its Shareholders or, in the case of a Deemed Liquidation Event, the consideration or the Available Proceeds, as the case may be, shall be distributed to the Shareholders of Series A4 Preferred Shares, the Shareholders of Series A2 Preferred Shares, the Shareholders of Series A1 Preferred Shares, the Shareholders of the Series Seed Preferred Shares and the Shareholders of Ordinary Shares, pro rata based on the number of shares held by each Shareholder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to the terms of this Memorandum and Articles of Association immediately prior to such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event.

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3.4.2.	Deemed Liquidation Events

Each of the following events shall be considered a “Deemed Liquidation Event” for the purposes of this Section 3 of the Schedule:

(a)	a merger or consolidation in which:

(i)	the Company is a constituent party; or

(ii)	a subsidiary of the Company is a constituent party and the Company issues shares pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(b)	the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the business or assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

3.4.3.	Effecting a Deemed Liquidation Event

The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Shareholders of the Company in such Deemed Liquidation Event shall be paid to the Shareholders of the Company in accordance with this Section 3.4 of the Schedule.

3.4.4.	Amount Deemed Paid of Distributed

The amount deemed paid or distributed to the Shareholders of the Company upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the directors of the Company.

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3.4.5.	[Intentionally Omitted]

3.5.	Conversion Rights

The holders of the Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

3.5.1.	Right to Convert

(a)	Conversion Ratio

Subject to the provisions set out in Section 3.5.9, each Series A Preferred Share shall be convertible, at the option of the Shareholder thereof, at any time and from time to time, and without the payment of additional consideration by the Shareholder thereof, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Reference Price (as defined below) by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A4 Conversion Price” shall be the price determined as set forth in Section 3.5.1(c), subject to adjustment as provided therein. The “Series A2 Conversion Price” was initially equal to US$1.40 and as previously adjusted and as in effect on the August 2025 Amendment Date is US$____. The “Series A1-A Conversion Price” was initially equal to US$1.40 and as previously adjusted and as in effect on the August 2025 Amendment Date is US$______. The “Series Seed Conversion Price” was initially equal to US$36.01 and as previously adjusted and as in effect on the August 2025 Amendment Date, is US$______ (the Series A4 Conversion Price, Series A2 Conversion Price and Series A1-A Conversion Price shall collectively be referred to herein as the “Series A Conversion Price” and together with the Series Seed Conversion Price, the “Conversion Price”). The “Series A4 Reference Price” shall be equal to US$3.894. The “Series A2 Reference Price” shall be equal to US$3.122. The “Series A1-A Reference Price” shall be equal to US$2.086. The “Series Seed Reference Price” shall be equal to US$36.01. The Series A4 Reference Price, Series A2 Reference Price and Series A1-A Reference Price shall collectively be referred to herein as the “Series A Reference Price” and together with the Series Seed Reference Price, the “Reference Price”).

Subject to the provisions set out in Section 3.5.9, the Company may by notice to the Shareholders holding Series A Preferred Shares, and without any further action being required by any Shareholders holding any such Series A Preferred Shares to accomplish the same, mandatorily convert all of the outstanding Series A Preferred Shares, at any time, and without the payment of additional consideration by the Shareholder thereof, into such number of fully paid and non-assessable Ordinary Shares (or, for any Excess Shares (as defined in Section 3.5.9), pre-funded warrants exercisable into such number of fully paid and non-assessable Ordinary Shares), as is determined by dividing 1.20 times the applicable Reference Price by the applicable Conversion Price in effect at the time of conversion, provided however, the Series A4 shall be determined by dividing the applicable Reference Price by the applicable Conversion Price in effect at the time of conversion.

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(b)	Termination of Conversion Rights

In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Shareholders of Series A Preferred Shares.

(c)	Series A4 Conversion Price

The “Series A4 Conversion Price” shall mean the greater of (i) the lowest daily VWAP of the Ordinary Shares in the seven (7) consecutive Trading Day period immediately preceding the date of the conversion of the applicable Series A Preferred Share and (ii) the Series A4 Conversion Price Floor. For purposes of this Section 3.5.1(c) the “Series A4 Conversion Price Floor” shall equal 20% of the closing price of the Ordinary Shares on the Trading Market on the Trading Day immediately preceding the date of the issuance of such applicable Series A4 Preferred Share. If the Company shall at any time or from time to time after the issuance of the applicable Series A4 Preferred Share effect a division of the outstanding Ordinary Shares, the applicable Series A4 Conversion Price Floor in effect immediately before that division shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of such Series A4 Preferred, if a conversion were effected at the Series A4 Conversion Price Floor shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the applicable Series A4 Preferred Shares combine the outstanding shares of Ordinary Shares, the applicable Series A4 Conversion Price Floor in effect immediately before the combination shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of such Series A4 Preferred Share, if a conversion were effected at the Series A4 Conversion Price Floor, shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment of the Series A4 Conversion Price Floor as a result of the division or combination of the Ordinary Shares under this Section 3.5.1(c) shall become effective at the close of business on the date such division or combination becomes effective.

3.5.2.	Fractional Shares

No fractional Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, except in the case of the conversion of a Series A4 Preferred Share, in respect of which the Company may issue a fraction of an Ordinary Share. In lieu of any fractional shares to which the Shareholder would otherwise be entitled, the Company shall (subject to compliance with the Act) pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the directors of the Company. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the Shareholder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

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3.5.3.	Mechanics of Conversion

(a)	Notice of Conversion

In order for a Shareholder of Series A Preferred Shares to voluntarily convert Series A Preferred Shares into Ordinary Shares, such Shareholder shall (a) provide written notice to the Company’s transfer agent at the office of the transfer agent for the Series A Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent) that such Shareholder elects to convert all or any number of such Shareholder’s Series A Preferred Shares and, if applicable, any event on which such conversion is contingent and (b), if such Shareholder’s shares are certificated, surrender the certificate or certificates for such Series A Preferred Shares (or, if such registered Shareholder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state such Shareholder’s name or the names of the nominees in which such Shareholder wishes the Ordinary Shares to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered Shareholder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time (i) issue and deliver to such Shareholder of Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Series A Preferred Shares represented by the surrendered certificate that were not converted into Ordinary Shares, and (ii) pay in cash such amount as provided in Section 3.5.2 above (Fractional Shares) in lieu of any fraction of a Ordinary Share otherwise issuable upon such conversion.

(b)	Reservation of Shares

The Company shall at all times when the Series A Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Shareholder approval of any necessary amendment to this Memorandum and the Articles of Association. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, the Company will take any corporate action which may, in the opinion of its directors, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares at such adjusted Conversion Price.

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(c)	Effect of Conversion

All Series A Preferred Shares which shall have been surrendered for conversion as herein provided (or mandatorily converted by the Company as provided herein) shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time (or, in connection with a mandatory conversion by the Company at the time the Company delivers such notice of mandatory conversion or at such other future time as the Company may specify in such notice of mandatory conversion), except only the right of the Shareholders thereof to receive Ordinary Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.5.2 above (Fractional Shares). Any Series A Preferred Shares so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for Shareholder action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

(d)	No Further Adjustment

Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Shares surrendered for conversion (or mandatorily converted by the Company as provided herein) or on the Ordinary Shares delivered upon conversion

3.5.4.	[Intentionally Omitted]

3.5.5.	[Intentionally Omitted]

3.5.6.	[Intentionally omitted]

3.5.7.	[Intentionally Omitted]

3.5.8.	[Intentionally Omitted]

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3.5.9.	Limitation on Beneficial Ownership

The Company shall not effect the conversion of any of the Series A Preferred Shares held by a Shareholder of the Company, and such Shareholder shall not have the right to convert any of the Series A Preferred Shares held by such holder pursuant to the terms and conditions of this Memorandum and Articles of Association, to the extent that after giving effect to such conversion, such Shareholder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (or upon the election by a Shareholder of Series A Preferred Shares prior to the issuance of any Preferred Shares, 9.99%) (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such Shareholder of Series A Preferred Shares and the other Attribution Parties shall include the number of Ordinary Shares held by such Shareholder of Series A Preferred Shares and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of the Series A Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted Series A Preferred Shares beneficially owned by such Shareholder of Series A Preferred Shares or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Shareholder of Series A Preferred Shares or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.5.9. For purposes of this Section 3.5.9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Ordinary Shares a Shareholder of Series A Preferred Shares may acquire upon the conversion of such Series A Preferred Shares without exceeding the Maximum Percentage, such Shareholder may rely upon the number of outstanding Ordinary Shares as provided by the Company upon request of the Shareholder of Series A Preferred Shares (the “Outstanding Share Number”). If the Company receives a notice of conversion from a Shareholder of Series A Preferred Shares at a time when the actual number of outstanding Ordinary Shares is less than the Outstanding Share Number, the Company shall notify such Shareholder of Preferred Shares in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the beneficial ownership of such Shareholder of Series A Preferred Shares, as determined pursuant to this Section 3.5.9, to exceed the Maximum Percentage, such Shareholder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Shareholder of Series A Preferred Shares, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to such Shareholder of Preferred Shares the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Series A Preferred Shares, by such Shareholder of Series A Preferred Shares and any other Attribution Party since the date as of which the Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to a Shareholder of Series A Preferred Shares upon conversion of such Series A Preferred Shares results in such Shareholder of Series A Preferred Shares and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Shareholder of Series A Preferred Shares and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Shareholder of Series A Preferred Shares shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Shareholder of Series A Preferred Shares may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Shareholder of Series A Preferred Shares to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Shareholder of Series A Preferred Shares and the other Attribution Parties and not to any other Shareholder of Series A Preferred Shares. For purposes of clarity, the Ordinary Shares issuable to a Shareholder of Series A Preferred Shares pursuant to the terms of this Memorandum and Articles of Association in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Shareholder of Series A Preferred Shares for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert such Series A Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5.9 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.5.9 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Shareholder of such Series A Preferred Shares.

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3.5.10.	Adjustment for Share Splits, Divisions and Combinations

If the Company shall at any time or from time to time after the Series A Original Issue Date effect a division of the outstanding Ordinary Shares, the applicable Series A Conversion Price (except for the Series A4 Conversion Price) and Series Seed Conversion Price in effect immediately before that division shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Ordinary Shares, the applicable Series A Conversion Price (except for the Series A4 Conversion Price) and Series Seed Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this Section 3.5.10 shall become effective at the close of business on the date the division or combination becomes effective.

3.5.11.	Adjustment for Certain Dividends and Distributions

In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of Shareholders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section 3.5.11 as of the time of actual payment of such dividends or distributions; and (ii) that no such adjustment shall be made if the Shareholders of Series A Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Series A Preferred Shares had been converted into Ordinary Shares on the date of such event.

3.5.12.	Adjustments for other Dividends and Distributions

In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of Shareholders of Ordinary Shares entitled to receive, a dividend or other distribution payable in shares of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of Section 3.5.11 do not apply to such dividend or distribution, then and in each such event the Shareholders of Series A Preferred Shares shall receive, simultaneously with the distribution to the Shareholders of Ordinary Shares, a dividend or other distribution of such shares or other property in an amount equal to the amount of such shares or other property as they would have received if all outstanding Series A Preferred Shares had been converted into Ordinary Shares on the date of such event.

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3.5.13.	Adjustment for Merger or Reorganization

Subject to the provisions of Section 3.4.2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Series A Preferred Share shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a Shareholder of the number of Ordinary Shares of the Company issuable upon conversion of one Series A Preferred Shares immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the directors of the Company) shall be made in the application of the provisions in this Section 3.5 with respect to the rights and interests thereafter of the Shareholders of the Series A Preferred Shares, to the end that the provisions set forth in this Section 3.5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.

3.5.14.	Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 3.5, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Shareholder of Series A Preferred Shares a certificate executed by an authorized officer setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. Notwithstanding the immediately preceding sentence, the Company will be deemed to have fully satisfied its obligations thereunder if in lieu of issuing the officer’s certificate contemplated by the immediately preceding sentence, the Company files with the Commission a Form 8-K, Form 6-K or other report in which the Company discloses the information that would otherwise be required to be included in the officer’s certificate contemplated by the immediately preceding sentence. The Company shall, as promptly as reasonably practicable after the written request at any time of any Shareholder of Series A Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Shareholder a certificate executed by an authorized officer setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Shares.

4.	SERIES B PREFERRED SHARES

4.1.	[Intentionally Omitted]

4.1A	Waiver

Any rights, powers, preferences and other terms of the Series B Preferred Shares in this Schedule, the Memorandum or the Articles, may be waived on behalf of all holders of Series B Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares.

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4.2.	Voting Rights

The Series B Preferred Shares shall not be entitled to vote on any Resolution of Shareholders, except as expressly provided to the contrary in the provisions of the Act or the Schedule or in relation to a variation of the rights of the Series B Preferred Shares pursuant to the Memorandum.

4.3.	Dividend Rights

The holders of Series B Preferred Shares shall be entitled to receive, and the Company shall pay, dividends on Series B Preferred Shares equal (on an as-if-converted-to-Ordinary Shares basis) to and in the same form as dividends actually paid on Ordinary Shares when, as and if such dividends are paid on Ordinary Shares. No other dividends or other distributions shall be paid on Series B Preferred Shares.

4.4.	Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Shareholders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a Shareholder of Ordinary Shares would receive if the Series B Preferred Shares were fully converted (disregarding for such purposes any conversion limitations hereunder) to Ordinary Shares which amounts shall be paid pari passu with all Shareholders of Ordinary Shares. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder of Series B Preferred Shares.

4.5.	Conversion Rights

4.5.1.	Conversions at Option of Series B Preferred Shareholder

Each Series B Preferred Share shall be convertible, at any time and from time to time from and after the Series B Original Issue Date at the option of the Shareholder thereof, into that number of Ordinary Shares (subject to the limitation set forth in Section 4.5.4 below) determined by dividing the Stated Value of such share of Series B Preferred Shares by the Series B Conversion Price. Shareholders shall effect conversions by providing the Company with a conversion notice in the form satisfactory to the Company (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of Series B Preferred Shares to be converted, the number of Series B Preferred Shares owned prior to the conversion at issue, the number of Series B Preferred Shares owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Shareholder delivers by facsimile such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Series B Preferred Shares, a Shareholder shall not be required to surrender the certificate(s) representing the Series B Preferred Shares to the Company unless all of the Series B Preferred Shares represented thereby are so converted, in which case such Shareholder shall deliver the certificate representing such Series B Preferred Shares promptly following the Conversion Date at issue. Series B Preferred Shares converted into Ordinary Shares or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

Subject to the provisions set out in Section 4.5.4, the Company may by notice to the Shareholders holding Series B Preferred Shares, and without any further action being required by the Shareholders holding Series B Preferred Shares to accomplish the same, mandatorily convert all of the outstanding Series B Preferred Shares, at any time, and without the payment of additional consideration by the Shareholder thereof, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing 1.20 times the Stated Value by the Series B Conversion Price. The “Conversion Date” for purposes of the Schedule in the case of the Company’s mandatory conversion of Series B Preferred Shares hereunder shall be the date on which the Company delivers such notice of mandatory conversion to the Shareholders or such other future date as the Company may specify in such notice of mandatory conversion.

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4.5.2.	Conversion Price

The conversion price for the Series B Preferred Shares shall be the Series B Conversion Price.

4.5.3.	Mechanics of Conversion

(a)	Delivery of Conversion Shares Upon Conversion

Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Shareholder (A) the number of Conversion Shares being acquired upon the conversion of the Series B Preferred Shares, and (B) a bank check in the amount of accrued and unpaid dividends, if any. The Company shall use its best efforts to deliver the Conversion Shares in book entry form. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Conversion.

(b)	Failure to Deliver Conversion Shares

If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable holder of the Conversion Shares by the Share Delivery Date, the Shareholder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Company shall promptly return to the Shareholder any original Series B Preferred Share certificate delivered to the Company and the Shareholder shall promptly return to the Company the Conversion Shares issued to such Shareholder pursuant to the rescinded Notice of Conversion.

(c)	Obligation Absolute; Partial Liquidated Damages

The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Shareholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Shareholder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Shareholder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Shareholder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Shareholder. In the event a Shareholder shall elect to convert any or all of the Stated Value of its Series B Preferred Shares, the Company may not refuse conversion based on any claim that such Shareholder or any one associated or affiliated with such Shareholder has been engaged in any violation of law, or agreement or for any other reason, unless an injunction from a court, on notice to Shareholder, restraining and/or enjoining conversion of all or part of the Series B Preferred Shares of such Shareholder shall have been sought and obtained, and the Company posts a surety bond for the benefit of such Shareholder in the amount of 150% of the Stated Value of Series B Preferred Shares which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Shareholder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails to deliver to a Shareholder such Conversion Shares pursuant to Section 4.5.3(a) by the Share Delivery Date applicable to such conversion, the Company shall pay to such Shareholder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series B Preferred Shares being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or the Shareholder rescinds such conversion. Nothing herein shall limit a Shareholder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares within the period specified herein and such Shareholder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Shareholder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(d)	Compensation for Buy-In on Failure and Timely Deliver Conversion Shares Upon Conversion

In addition to any other rights available to the Shareholder, if the Company fails for any reason to deliver to a Shareholder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 4.5.3(a), and if after such Share Delivery Date such Shareholder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Shareholder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by such Shareholder of the Conversion Shares which such Shareholder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Shareholder (in addition to any other remedies available to or elected by such Shareholder) the amount, if any, by which (x) such Shareholder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that such Shareholder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Shareholder, either reissue (if surrendered) the Series B Preferred Shares equal to the number of Series B Preferred Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Shareholder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4.5.3(a). For example, if a Shareholder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series B Preferred Shares with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Shareholder $1,000. The Shareholder shall provide the Company written notice indicating the amounts payable to such Shareholder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Shareholder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Conversion Shares upon conversion of Series B Preferred Shares as required pursuant to the terms hereof.

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(e)	Reservation of Shares Issuable on Conversion

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of the Series B Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Shareholder (and the other Shareholders of the Series B Preferred Shares), not less than such aggregate number of the Ordinary Shares as shall be issuable (taking into account the adjustments and restrictions of Section 4.5.6) upon the conversion of the then outstanding Series B Preferred Shares. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(f)	Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Shares. As to any fraction of a share which the Shareholder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Series B Conversion Price or round up to the next whole share

(g)	Transfer Taxes and Expenses

The issuance of Conversion Shares on conversion of the Series B Preferred Shares shall be made without charge to any Shareholder for any taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Shareholders of such Series B Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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4.5.4.	Beneficial Ownership Limitation

The Company shall not effect any conversion of the Series B Preferred Shares, and a Shareholder shall not have the right to convert any portion of the Series B Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Shareholder, together with such Shareholder’s Attribution Parties, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by such Shareholder and its Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of the Series B Preferred Shares with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Series B Preferred Shares beneficially owned by such Shareholder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B Preferred Shares) beneficially owned by such Shareholder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.5.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4.5.6 applies, the determination of whether the Series B Preferred Shares is convertible (in relation to other securities owned by such Shareholder together with any Affiliates and Attribution Parties) and of how many Series B Preferred Shares are convertible shall be in the sole discretion of such Shareholder, and the submission of a Notice of Conversion shall be deemed to be such Shareholder’s determination of whether the Series B Preferred Shares may be converted (in relation to other securities owned by such Shareholder together with any Affiliates and Attribution Parties) and how many of the Series B Preferred Shares are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Shareholder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.5.6, in determining the number of outstanding Ordinary Shares, a Shareholder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request (which may be via email) of a Shareholder, the Company shall within one Trading Day confirm orally and in writing to such Shareholder the number of Ordinary Shares then outstanding. In any case, the number of outstanding of Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Shares, by such Shareholder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Shareholder prior to the issuance of any Series B Preferred Shares, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of Series B Preferred Shares held by the applicable Shareholder. A Shareholder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.5.6 applicable to its Series B Preferred Shares provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of the Series B Preferred Shares held by the Shareholder and the provisions of this Section 4.5.6 shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Shareholder and no other Shareholder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.5.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Shareholder of Series B Preferred Shares.

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4.5.5.	[RESERVED]

4.5.6.	Certain Adjustments

(a)	Share Dividends and Divisions or Combinations of Shares

If the Company, at any time while the Series B Preferred Shares are outstanding: (i) pays a share dividend or issues bonus shares or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any other Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Shares), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse share split or combination) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of the Ordinary Shares, any shares of the Company, then the Series B Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 4.5.6 shall become effective immediately after the record date for the determination of Shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Subsequent Rights Offerings

In addition to any adjustments pursuant to paragraph 4.5.6(a), if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then each Shareholder of Series B Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Shareholder could have acquired if the Shareholder had held the number of Ordinary Shares acquirable upon complete conversion of such Shareholder’s Series B Preferred Shares (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Shareholders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Shareholder’s right to participate in any such Purchase Right would result in the Shareholder exceeding the Beneficial Ownership Limitation, then the Shareholder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Shareholder until such time, if ever, as its right thereto would not result in the Shareholder exceeding the Beneficial Ownership Limitation)

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(c)	Pro Rata Distributions

During such time as any Series B Preferred Share is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to Shareholders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Payment Distribution”), at any time after the issuance of the Series B Preferred Shares, then, in each such case, each holder of Series B Preferred Shares shall be entitled to participate in such Payment Distribution to the same extent that the Shareholder would have participated therein if the Shareholder had held the number of Ordinary Shares acquirable upon complete conversion of the Series B Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Payment Distribution, or, if no such record is taken, the date as of which the record Shareholders of Ordinary Shares are to be determined for the participation in such Payment Distribution (provided, however, to the extent that the Shareholder’s right to participate in any such Payment Distribution would result in the Shareholder exceeding the Beneficial Ownership Limitation, then the Shareholder shall not be entitled to participate in such Payment Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Payment Distribution to such extent) and the portion of such Payment Distribution shall be held in abeyance for the benefit of the Shareholder until such time, if ever, as its right thereto would not result in the Shareholder exceeding the Beneficial Ownership Limitation).

(d)	Fundamental Transaction

If, at any time while the Series B Preferred Shares is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which Shareholders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series B Preferred Shares, the Shareholders of Series B Preferred Shares shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4.5.4 above, on the conversion of the Series B Preferred Shares), the number of Ordinary Shares of the successor or acquiring company or of the Company, if it is the surviving company, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which the Shareholder’s Series B Preferred Shares is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4.5.4 on the conversion of the Series B Preferred Shares). For purposes of any such conversion, the determination of the Series B Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Series B Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Shareholders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Shareholder converting his, her or its Series B Preferred Shares shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series B Preferred Shares following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Memorandum and Articles of Association with the same terms and conditions and issue to the Shareholders holding Series B Preferred Shares new preferred shares consistent with the foregoing provisions and evidencing the Shareholders’ right to convert such preferred share into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Memorandum and Articles of Association and the other associated transaction documents in respect of the Series B Preferred Shares in accordance with the provisions of this Section 4.5.6 pursuant to written agreements in form and substance reasonably satisfactory to the Shareholders holding a majority of the outstanding Series B Preferred Shares and approved by the Shareholders holding a Majority of the outstanding Series B Preferred Shares (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Shareholders holding a majority of the outstanding Series B Preferred Shares, deliver to the Shareholders holding Series B Preferred Shares in exchange for their Series B Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series B Preferred Shares which is convertible for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the shares of Ordinary Shares acquirable and receivable upon conversion of the Series B Preferred Shares (without regard to any limitations on the conversion of the Series B Preferred Shares) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such conversion price being for the purpose of protecting the economic value of the Series B Preferred Shares immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Shareholders holding a majority of the outstanding Series B Preferred Shares. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Memorandum and Articles of Association and the other associated transaction documents in respect of the Series B Preferred Shares referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Memorandum and Articles of Association and the other associated transaction documents in respect of the Series B Preferred Shares with the same effect as if such Successor Entity had been named as the Company herein.

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(e)	Calculations

All calculations under this Section 4.5 shall be made to the nearest cent or the nearest 1/100th of a Share, as the case may be. For purposes of this Section 4.5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

4.6.	Notices to Series B Preferred Shareholders

4.6.1.	Adjustment of Series B Conversion Price

Whenever the Series B Conversion Price is adjusted pursuant to this Section 4, the Company shall promptly deliver to each holder of Series B Preferred Shares a notice setting forth the Series B Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding the immediately preceding sentence, the Company will be deemed to have fully satisfied its obligations thereunder if in lieu of issuing the notice contemplated by the immediately preceding sentence, the Company files with the Commission a Form 8-K, Form 6-K or other report in which the Company discloses the information that would otherwise be required to be included in the notice contemplated by the immediately preceding sentence.

4.6.2.	Notice to Allow Conversion by Series B Shareholder

If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all Shareholders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any Shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Preferred Shares, and shall cause to be delivered to each Shareholder of Series A Preferred Shares at its last address as it shall appear upon the share register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Shareholders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the United States Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Shareholders holding Series B Preferred Shares shall remain entitled to convert the Conversion Amount of the Series B Preferred Shares (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

FREIGHT TECHNOLOGIES, INC.

A Company Limited By Shares

1	DISAPPLICATION OF THE ACT

The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2	SHARES

2.1	Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Stock Exchange permit otherwise.

2.2	Where a certificate in respect of Shares or Securities is provided by the Company, then it shall be signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares or Securities held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

2.3	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.4	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.5	Subject to the Memorandum and these Articles, Shares and other Securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

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2.6	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.7	Before issuing Shares for a consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.8	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.9	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.10	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

2.11	Subject to and in accordance with the Act, the Memorandum and the rules of the Stock Exchange, the directors, without further consultation with the holders of any Shares or Securities, may resolve that any class or series of Shares or other Securities from time to time in issue or to be issued (including Shares in issue at the date of the adoption of these Articles) may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and no provision of these Articles will apply to any uncertificated Shares or other Securities to the extent that they are inconsistent with the holding of such Shares or Securities or the transfer of title to any such Shares or other Securities.

2.12	Subject to the Memorandum, Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the directors may, in their absolute discretion, think fit (subject always to the Act and the rules of the Stock Exchange). The Company shall enter on the register of members how many Shares are held by each Shareholder in uncertificated form and in certificated form and shall maintain the register of members in each case as is required. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated Shares and uncertificated Shares or as a result of any provision of these Articles which apply only in respect of certificated or uncertificated Shares.

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3	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	Subject to the Memorandum, the Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	Subject to the Memorandum, the Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be in writing and signed by the person holding the Shares.

3.3	Subject to the Memorandum, the Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4	Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.5	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.6	Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

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4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

4.5	The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non- payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Regulation 5.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6	TRANSFER OF SHARES

6.1	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

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6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4	The personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6.5	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

6.6	Where shares are listed on a Recognised Exchange, Regulation 6.1 to 6.4 shall not apply and the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange.

7	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[COMPANY NAME]

I/We being a Shareholder of the above Company HEREBY APPOINT …………………….. of ………………………. or failing him ……………………………. of ………………………………….. to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the………… day of …………………, 20…….. and at any adjournment thereof.

(Any restrictions on voting to be inserted here)

Signed this …… day of , 20……

……………………………

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

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7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

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7.18	Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors. If, before the Company has any members, all of the directors appointed by the registered agent resign or die or otherwise cease to exist, the registered agent may appoint one or more further persons as directors of the Company.

8.2	No person shall be appointed as a director or alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or alternate director, or to be nominated as a reserve director.

8.3	Subject to Regulation 8.1, the minimum number of directors shall be one and there shall be no maximum number.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office:

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the Shares of the Company entitled to vote; or

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(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or

(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

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8.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14	A director is not required to hold a Share as a qualification to office.

9	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. Subject to the provisions of the Memorandum, the directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may exercise all such powers of the Company as are not by the Act or by the Memorandum (including, for the avoidance of doubt, the Schedule) or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	Subject to the provisions of the Memorandum, the directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

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10	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director of the company (the appointing director) may appoint any other director or any other eligible person as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities in relation to the taking of decisions by the directors in the absence of the appointing director.

10.6	The appointment and termination of an alternate director must be in writing, and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

10.7	An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint a further alternate, whether of the appointing director or of the alternate director, and the alternate does not act as an agent of or for the appointing director.

10.8	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an alternate shall automatically terminate if the appointing director dies or otherwise ceases to hold office.

10.9	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, subject to a minimum of 2.

10.10	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

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10.11	The directors may appoint a director as chairman of the board of directors. At meetings of directors at which the chairman of the board of directors is present, he shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.12	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

11.3	A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

12.2	The emoluments of all officers shall be fixed by Resolution of Directors.

12.3	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

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12.4	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.5	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	the Proscribed Powers;

(b)	to change the registered office or agent;

(c)	to fix emoluments of directors; or

(d)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.6	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.7	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

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(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Regulation 14.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 9.3.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

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14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9	If a person referred to in Regulation 14.1 has been successful in defence of any proceedings referred to in Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15	CORPORATE RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

15.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

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15.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

15.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2001 as from time to time amended or re-enacted.

16	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

17	DISTRIBUTIONS BY WAY OF DIVIDEND

17.1	Subject to the provisions of the Memorandum, the directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

17.2	Dividends may be paid in money, shares, or other property.

17.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 19 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

17.4	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

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18	ACCOUNTS AND AUDIT

18.1	The Company shall keep records and underlying documentation that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.2	The records and underlying documentation of the Company shall be kept at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine and if the records and underlying documentation are kept in a location other than the office of the registered agent, the Company shall provide the registered agent with a written record of:

(a)	the physical address of the place at which the records and underlying documentation are kept; and

(b)	the name of the person who maintains and controls the Company’s records and underlying documentation.

18.3	If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within 14 days of the change provide its registered agent with:

(a)	the physical address of the new location at which the records and underlying documentation are kept; and

(b)	the name of the new person who maintains and controls the Company’s records and underlying documentation.

18.4	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

18.5	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

18.6	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

18.7	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

18.8	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

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18.9	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

18.10	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

18.11	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

18.12	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

19	NOTICES

19.1	Any notice, information or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to the Company in writing from time to time.

19.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

19.3	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

20	VOLUNTARY LIQUIDATION

Subject to the Act and the provisions of the Memorandum, the Company may by Resolution of Shareholders or by Resolution of Directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

21	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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22	BUSINESS OPPORTUNITIES

22.1	To the fullest extent permitted by Applicable Law, no individual serving as a director or an officer of the Company (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Shareholders for breach of any fiduciary duty as a director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself or themself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

22.2	Except as provided elsewhere in this Regulation, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

22.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Regulation to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by applicable law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

Signed for Start Incorp Services Limited of Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 28th day of September 2015.

Incorporator

Miles Walton
Authorised Signatory
Start Incorp Services Limited

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